                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             KINMARK CORPORATION
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            NOTICE OF ANNUAL MEETING
                         TULSA, OKLAHOMA, MAY 17, 1995


To the Stockholders of KINARK CORPORATION:

         The annual meeting of stockholders of KINARK CORPORATION, a Delaware corporation (the "Company"), will be held at the Doubletree Hotel, 61st and South Yale Avenue, Tulsa, Oklahoma, on Wednesday, May 17, 1995 at 9:30 A.M. local time, for the following purposes:

1. To elect six directors to serve until the 1996 annual meeting of stockholders; and

2. To transact such other business as may properly come before the meeting and any adjournments thereof.

         The Board of Directors fixed March 20, 1995 as the record date for determining stockholders entitled to notice of and to vote at the meeting. A list of those stockholders will be open for examination at the offices of the Company for a period of ten days prior to the meeting and also will be available for inspection at the meeting.

         A copy of the Company's annual report and Form 10-K for the fiscal year ended December 31, 1994, accompanies the Proxy Statement, but does not constitute a part of the proxy soliciting material.

         Please sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope as soon as possible. It is important that your shares be represented at the meeting regardless of the number you may hold. If you do attend, you may vote or change your vote in person at the meeting.

                                           By Order of the Board of Directors



                                           CAROLYN A. FREDRICH,
                                                Secretary

April 17, 1995

April 17, 1995


                        ANNUAL MEETING - MAY 17, 1995


Dear Kinark Stockholder:

         On behalf of the Board of Directors and management, it is my pleasure to invite you to attend the Annual Meeting of Stockholders on Wednesday, May 17, 1995, in Tulsa, Oklahoma.

         Business matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of the Annual Meeting and Proxy Statement. Members of management will report on the Company's operations, followed by a period for questions and discussion. As customary, a report on the meeting will be included in the Company's second quarter earnings announcement.

         We hope you can attend the meeting. Regardless of the number of shares you own, your vote is very important. Please ensure that your shares will be represented at the meeting by signing and returning your proxy now, even if you plan to attend the meeting.

         Thank you for your continued interest in the Company.


                                        Sincerely,



                                        Richard E. Baierlein
                                        Chairman of the Board


PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

                               KINARK CORPORATION
                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 17, 1995

                              GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Kinark Corporation ("Kinark" or the "Company") for use at the Annual Meeting of Stockholders to be held on May 17, 1995, or any adjournments thereof (the "Annual Meeting"). On March 20, 1995, the record date for determination of stockholders of the Company entitled to vote at the Annual Meeting (the "Record Date"), there were 3,746,410 shares of the Company's common stock, $.10 par value per share, outstanding (the "Common Stock"), each share of which entitles the holder thereof to one vote on all matters. The holders of a majority of the Common Stock present in person or represented by proxy will constitute a quorum for transaction of business at the Annual Meeting. Abstentions are counted to determine the presence or absence of a quorum at the Annual Meeting.

         This Proxy Statement and the Form of Proxy will be sent to the Company's stockholders on or about April 17, 1995.

         The Company's Amended and Restated Bylaws (the "Bylaws") require the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon to elect the directors nominated for election at the Annual Meeting, as set forth in this Proxy Statement (the "Election of Directors").

         Abstentions will have no effect with respect to the Election of Directors. Under the rules of the American Stock Exchange ("ASE"), brokers who hold shares of Common Stock in street name for customers have "discretionary" authority to vote on certain items in their discretion, on behalf of their clients if they do not receive instructions within ten days of the Annual Meeting. The brokers will have discretionary authority to vote on the Election of Directors.

         You may revoke your proxy at any time before it is voted by executing and filing, with the Company or its proxy solicitor, a revocation of your proxy or a subsequently dated proxy or by voting in person at the Annual Meeting. Shares represented by properly executed proxies will be voted at the Annual Meeting as specified, unless such proxies are subsequently revoked as provided above. If no choice is specified on a valid, unrevoked proxy, the shares will be voted as recommended by the Board. Proxies will also authorize the shares represented thereby to be voted on any matters not known as of the date of this Proxy Statement that may properly be presented for action at the Annual Meeting.

                             ELECTION OF DIRECTORS

         At March 15, 1995 the Board was composed of seven members. On March 27, 1995, Raymond W. Smedley submitted to the Board his resignation as a director. Due to Mr. Smedley's resignation at a time immediately preceding the Annual Meeting, the Board approved an amendment to the Bylaws to reduce the number of directors from seven (7) to six (6). At the 1993 Annual Meeting, the Company's stockholders approved an amendment to the Certificate to delete the provision that established three classes of directors, with the term of each class expiring in successive years. Directors are now elected each year for one-year terms. At the Annual Meeting, six directors will be elected in accordance with the Bylaws to serve until the 1996 Annual Meeting. The Board has nominated the current directors, Richard E. Baierlein, Richard C. Butler, Paul R. Chastain, Michael T. Crimmins, Harry D. Jones, and Mark E. Walker for election at the Annual Meeting for a term expiring at the 1996 Annual Meeting, and each of them has agreed to serve, if elected.

         At the Annual Meeting, the shares of Common Stock represented by proxies will be voted in favor of (unless otherwise directed) the election of the nominees named below. While it is not anticipated, if any nominee is unable or should decline to serve as a director at the date of the Annual Meeting, such proxies will be voted for persons proposed by the Board.

                       NOMINEES FOR ELECTION AS DIRECTORS
                       TO SERVE UNTIL NEXT ANNUAL MEETING

                                    BUSINESS EXPERIENCE DURING PAST                                           YEAR FIRST
       NAME AND AGE                 FIVE YEARS AND OTHER INFORMATION                                       ELECTED DIRECTOR
       ------------                 --------------------------------                                       ----------------
Richard E. Baierlein (51)       President since 1989 of Northbridge                                           1993
                                Holdings, Inc. and Deltech Corporation and,
                                since 1991, of Deltech Polymers Corporation.
                                Vice President from 1983 until 1989 of
                                Petrochemicals and Plastics Group of Hoechst
                                Celanese Corporation.  From 1979 until
                                1983, Vice President of the Film Division of
                                American Hoechst Corporation.  Mr. Baierlein
                                was appointed to Kinark's Board in March
                                1993.  In July 1993, he was elected Chairman
                                of the Board and he is a member of the
                                Executive Committee.

Richard C. Butler (85)          Former Chairman of the Board of Peoples                                       1974
                                Savings & Loan Association in Little Rock,
                                Arkansas.  From 1963 until 1980, chairman of
                                the Board and President of Commercial
                                National Bank in Little Rock.  Prior to
                                1963, Partner in the Little Rock law firm of
                                House, Holmes, Butler and Jewell.  Served on
                                the Board of Directors of Coca-Cola Bottling
                                Co. of Arkansas, Advisory Board Member of
                                Arkansas Power & Light Co. and past

                                President of First Arkansas Development
                                Finance Corporation. Past President of the
                                Little Rock Chamber of Commerce and member of numerous charitable and educational organizations in Arkansas. Awarded honorary degree from Hendrix College in Conway, Arkansas and from the University of Arkansas at Little Rock. Member of Kinark
                                Corporation's Board from 1974 to 1979, and later served as an Advisory Board Member.
                                In May 1993, he was appointed to Kinark's
                                Board and is a member of the Compensation and Audit Committees.

Paul R. Chastain (60)           President and Chief Executive Officer of                                      1975
                                the Company since July 1993.  Chairman and
                                Chief Executive Officer of Kinark from June
                                1991 through July 1993.  Co-Chairman and Co-
                                Chief Executive Officer of Kinark from June
                                1990 through June 1991.  From 1976 until
                                June 1990, Executive Vice President and
                                Treasurer.  From 1973 until 1976, Vice
                                President of Finance and Secretary of the
                                Company.  Mr. Chastain's previous experience
                                included six years with Allis-Chalmers and
                                nine years with Litton Industries.  Mr.
                                Chastain is a member of the Executive
                                Committee.

Michael T. Crimmins (55)        Vice President and General Counsel since                                      1993
                                1989 of Northbridge Holdings, Inc. and
                                Deltech Corporation and, since 1991, of
                                Deltech Polymers Corporation.  Vice
                                President -- General Counsel from 1988 untiL
                                1989 of the Advanced Technology Group of
                                Hoechst Celanese Corporation.  From 1976
                                until 1987, Assistant Secretary and
                                Associate General Counsel of American
                                Hoechst Corporation.  Mr. Crimmins is an
                                attorney admitted to the bars of the States
                                of New York and New Jersey.  Mr. Crimmins
                                was appointed to Kinark's Board in March
                                1993 and elected to the Board in July 1993.
                                He is a member of the Executive and
                                Compensation Committees.

Harry D. Jones (57)             Consultant to the Company since August 1,                                     1985
                                1993.  From 1985 until his retirement on
                                July 31, 1993, President and Chief Operating
                                Officer of Kinark.  From 1979 until 1985,
                                Group Vice President of Kinark.  From
                                1974-1979 President of Boyles Galvanizing
                                Company, a subsidiary of Kinark.  Mr. Jones
                                was a vice president and general manager of
                                Roper Corporation prior to joining the
                                Company.  He is a member of the Compensation
                                Committee.

Mark E. Walker (39)             President since 1991 of Ocean's Window,                                       1993
                                Inc., Vice President and Director of Ocean's
                                Window Travel Services, Inc. since 1994.
                                Manager from 1985 until 1992 for DSC
                                Communications Corporation.  Manager from
                                1978 until 1984 for Texas Instruments
                                Incorporated.  Mr. Walker was appointed to
                                Kinark's Board in March 1993 and elected to
                                the Board in July 1993.  He is a member
                                of the Compensation and Audit Committees.

     With the exception of Messrs. Chastain and Jones, none of the directors are, or have been, employed by any parent, subsidiary or other affiliate of the Company. There are no family relationships between any directors or executive officers.

     The election of the nominees requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon.

     THE BOARD RECOMMENDS THAT YOU VOTE FOR THE NOMINEES LISTED ABOVE.

                     THE BOARD OF DIRECTORS AND COMMITTEES

     The business of the Company is managed under the direction of the Board. The Board presently consists of seven directors, five outside members, one Kinark officer and one former Kinark officer now employed by the Company as a consultant. The Board members will serve until their successors are elected at the 1996 Annual Meeting, unless they earlier resign or are removed as provided in the Bylaws.

     The Board met 5 times in 1994. Board meetings are held at each of the Company's subsidiaries to permit inspection and review of the various operations and management teams. During 1994, the Directors' overall attendance for all Board and Committee meetings was 97%. Each incumbent director attended at least 88% of scheduled Board and the Committee meetings of which he was a member.

     The Board's non-employee members receive an annual retainer of $3,000 and a fee of $1,000 for attendance at each Board meeting and each Committee meeting not held during the same twenty-four hour period as Board meetings. The fee for a telephonic Board or Committee meeting is $500. The employee/Board members receive no compensation beyond their normal salary for their Board and Committee services. In addition to directors fees, Mr. Jones received consulting fees of $105,000 pursuant to a consulting agreement with the Company. All directors, including employee/Board members, are reimbursed by the Company for expenses incurred by them in connection with their service on the Board and Committees. The standing Committees of the Board of Directors are the Executive Committee, Compensation Committee and Audit Committee. At its July 30, 1993 meeting, the Board eliminated the Stock Option Committee and its functions were assigned to the Compensation Committee.

     Executive Committee. The Executive Committee, which met 2 times in 1994, consisted of Messrs. Baierlein, Chastain and Crimmins. The Executive Committee is delegated authority to act on behalf of the Board in certain operational and personnel matters, and to approve limited capital expenditures. The Executive Committee also evaluates the qualifications of Board candidates for consideration of nomination by the Board of Directors. The current members of the Executive Committee are Messrs. Baierlein, Chastain and Crimmins.

     Compensation Committee. The Compensation Committee consists of four outside directors, Messrs. Crimmins, Walker, Butler and Jones. The Compensation Committee considers remuneration of the corporate and subsidiary officers of the Company, and administers the Company's incentive compensation plans and 1988 Stock Option Plan. The Compensation Committee held 2 meetings in 1994.

     Audit Committee. The Audit Committee met 3 times in 1994. The Audit Committee reviews the scope of the annual audit and recommendations of the independent audit firm as well as reviewing the internal audit functions of the Company. The Audit Committee consists of three outside directors, Messrs. Butler, Smedley and Walker.

     The functions customarily attributable to a nominating committee are performed by the Executive Committee of the Board.

     The Company's Bylaws require that a stockholder who desires to nominate a candidate for election to the Board at the Annual Meeting or present business to be considered at the Annual meeting must give the Board advance notice of such nomination or proposed business. To be timely, a stockholder's notice must be received at the principal executive offices of the Company not less than 90 days prior to the meeting. However, in the event that the date of the Annual Meeting is advanced more than 30 days or delayed more than 60 days from such anniversary, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the date notice of such meeting is first given to stockholders in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document filed by the Company with the Securities and Exchange Commission. The Company's Bylaws require that the notice contain certain information with respect to the proposed nominee and the stockholder giving the notice. The Company will furnish on request to any stockholder a copy of the relevant section of the Bylaws.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth certain information as of December 31, 1994, regarding the beneficial ownership of the Company's Common Stock by (a) all persons who are beneficial owners of five percent or more of the Common Stock, (b) each director, former director or nominee for director of the Company, (c) each executive officer of the Company and (d) all directors and officers of the Company as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares:

                                                                       Amount and Nature               Percentage of
Name of Stockholder                                                 of Beneficial Ownership           Common Stock(1)
- - -------------------                                                 -----------------------           ---------------
Richard E. Baierlein  . . . . . . . . . . . .                              346,300 (2)                         9.2
Richard C. Butler . . . . . . . . . . . . . .                               37,000 (3)                         1.0
Paul R. Chastain  . . . . . . . . . . . . . .                               57,572 (4)                         1.5
Michael T. Crimmins . . . . . . . . . . . . .                              363,300 (2)                         9.7
Harry D. Jones  . . . . . . . . . . . . . . .                               17,600                             0.5
Mark E. Walker  . . . . . . . . . . . . . . .                              410,530 (5)                        11.0
Raymond W. Smedley  . . . . . . . . . . . . .                                1,600 (6)                         0.0
Northbridge Holdings, Inc.  . . . . . . . . .                              345,300 (2)                         9.2
Dimensional Fund Advisors, Inc. . . . . . . .                              195,100 (7)                         5.2
Fidelity Management & Research Corp. . . . .                               278,800 (8)                         7.4
Robert G. and Pauline B. Walker
  Revocable Trust . . . . . . . . . . . . . .                              379,724 (9)                        10.1
Quest Advisory Corp.  . . . . . . . . . . . .                              365,200(10)                         9.7

All Kinark Directors and Officers as Group
  (10 persons)  . . . . . . . . . . . . . . .                              905,260(11)                        23.8


_________________

(1) Based on 3,746,410 shares of the Company's Common Stock outstanding as of March 15, 1995, which does not include 54,625 shares subject to currently exercisable options as of March 15, 1995, except with respect to the holders of such currently exercisable options.

(2) Information based on Form 3 of Mr. Baierlein and Form 4 of Mr. Crimmins filed with the SEC. Includes 345,300 shares of Common Stock owned by Northbridge Holdings, Inc. ("Northbridge"). As a result of their positions with Northbridge, Messrs. Baierlein and Crimmins may be deemed the beneficial owners of the shares owned by Northbridge, although they disclaim such beneficial ownership. The address for Northbridge and Messrs. Baierlein and Crimmins is 16 South Jefferson Road, Whippany, New Jersey 07981. Northbridge pledged 236,000 shares of Common Stock to Altair Corporation pursuant to the terms of promissory notes representing consideration for such shares and other assets. These notes have been paid in full and the shares have been released from the pledge.

(3) Information based on Form 4 of Mr. Butler filed with the SEC. Includes 3,000 shares held by Maumelle Gardens, Inc., of which company Mr. Butler owns 60%. Mr. Butler disclaims beneficial ownership of these shares.

(4) Includes presently exercisable stock options as of March 15, 1995 to acquire 46,500 Shares. The stockholder's address is 7060 South Yale Avenue, Tulsa, Oklahoma 74136.

(5) Information based on Form 5 of Mr. Walker filed with the SEC. Includes 5,000 shares of Common Stock owned by a trust for Mr. Walker's son, of which Mr. Walker is trustee, and 379,724 shares owned by the Robert G. and Pauline B. Walker Revocable Trust (the "Trust"). Mr. Walker provides investment advice to the Trust and receives certain compensation from the Trust. Mr. Walker disclaims beneficial ownership of the Trust's shares and shares of Common Stock owned by other members of the Walker family. The stockholder's address is 2301 N. Central Expressway, Suite 140, Plano, Texas 75075.

(6) Information based on Form 4 of Mr. Smedley filed with the SEC. Mr. Smedley resigned from the Board as of March 27, 1995.

(7) Information based on Schedule 13G of Dimensional Fund Advisors, Inc. ("Dimensional") filed with the SEC. Dimensional, a registered investment advisor, is deemed to have beneficial ownership of these shares of Common Stock, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional serves as an investment manager. Dimensional disclaims beneficial ownership of all such shares. The stockholder's address is 1299 Ocean Avenue, Santa Monica, California 90401.

(8) Information based on Schedule 13G of Fidelity Management & Research filed with the SEC. The stockholder is a wholly-owned subsidiary of FMR Corp., both of whom are located at 82 Devonshire Street, Boston, Massachusetts 02109.

(9) Information based on Schedule 13D filed with the SEC. The stockholder's address is 2301 N. Central Expressway, Suite 140, Plano, Texas 75075

(10) Information based on Schedule 13G of Quest Advisory Corp., Quest Advisory Co, a general partnership, and Charles M. Royce filed with the SEC. The stockholder's address is 1414 Avenue of the Americas, New York, NY 10019.

(11) All directors and officers as a group held in the aggregate presently exercisable stock options to acquire 54,625 shares as of March 15, 1995. On the record date, directors and officers as a group owned 850,635 shares, or 22.7% of the 3,746,410 shares outstanding and entitled to vote, not including presently exercisable stock options.

                            EXECUTIVE COMPENSATION

                          SUMMARY COMPENSATION TABLE

                                                                                     Long Term Compensation
                                                                                     ----------------------
                                     Annual Compensation                        Awards                    Payouts
                                     -------------------                        ------                    -------

                                                                       Restricted
Name and Principal                                    Other Annual       Stock     Options/                      All Other
Position                 Year    Salary   Bonus(A)   Compensation(B)    Awards(s)  SARs(#)    LTIP Payouts      Compensation(C)
- - ------------------       ----    ------   --------   ---------------    ---------  -------    ------------      ---------------
Paul R. Chastain,        1994   $141,200   $     -          $ 3,623       $    -     6,000       $    -          $  8,472
President & CEO          1993    137,500    16,074            4,655            -         -            -             8,250
                         1992    134,334         -            3,966            -         -            -             8,040

Harry D. Jones,          1994   $      -   $     -          $     -       $    -    $    -       $    -          $114,500
President & COO          1993     94,461(D)      -            2,620            -         -            -            58,193
                         1992    132,657         -            3,966            -         -            -             7,959

_______________

(A) Annual bonus amounts are earned and accrued during the fiscal years indicated, and paid subsequent to the end of each fiscal year.

(B) Group health insurance premiums paid by the Company for the named employee.

(C) All compensation shown in this column for Mr. Chastain consists of Company matching contributions to the Company's 401(k) defined contribution retirement plan. Compensation shown in this column for Mr. Jones consists of Company matching contributions to the Company's 401(k) defined contribution retirement plan except for $50,000 for 1993 and $105,000 for 1994, which represents consulting fees paid to Mr. Jones pursuant to his consulting agreement with the Company, effective August 1, 1993, and directors fees paid to Mr. Jones of $2,750 and $9,500 for 1993 and 1994, respectively.

(D) Mr. Jones resigned as President and Chief Operating Officer effective July 31, 1993. This amount for 1993 includes payment for accrued vacation and for the cancellation of a stock option for 5,000 shares, as well as salary through July 31, 1993.

                   OPTION EXERCISES AND YEAR-END VALUE TABLE

         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUE



                                                                                            Number of          Value of Unexercised
                                                                                           Unexercised             In-the-Money
                                                                                             Options                 Options
                                                                                           at FY-End #             at FY-End $
                                                                                           -----------             -----------

                                            Shares Acquired             Value             Exercisable/               Exercisable/
                Name                         on Exercise #         Realized (A) $         Unexercisable             Unexercisable
                ----                         -------------         --------------         -------------             -------------
               Paul R. Chastain                  -----                ------                20,000/0                $    0(B)/0

               Paul R. Chastain                  -----                ------                25,000/0                $1,562(C)/0

               Paul R. Chastain                  -----                ------                  0/6000                     0(D)/0

____________

(A) Market value of underlying securities at December 31, 1994, minus the exercise price of "in-the-money" options.

(B) Option granted 7/13/88 pursuant to the Company's 1988 Stock Option Plan at an exercise price of $4.4375 was not "in-the-money" at December 31, 1994.

(C) Option granted 9/16/86 pursuant to the Company's 1978 Stock Option Plan at an exercise price of $3.1875.

(D) Option granted 2/16/94 pursuant to the Company's 1988 Stock Option Plan at an exercise price of $4.50 was not "in-the-money" at December 31, 1994.


_______________________

     EXECUTIVE SEVERANCE AGREEMENTS

           The Company has severance agreements with two key executives of the Company, Mr. Chastain and Kawyn L. Zilm. These agreements provide for payments of compensation and all normal employee benefit plans if a "change of control" of the Company occurs, coupled with a "change in status" of these employees, as such terms are defined in the severance agreements. In 1991, the Board of Directors determined that the severance agreements would not be extended beyond their then current expiration dates of December 31, 1995. Should the executive resign or be terminated as a result of a change of control, he is entitled to a severance payment of twice his annual compensation (including but not limited to salary) and compensation for the value of unexercised stock options. The approximate cumulative dollar amounts that would have been payable to Messrs. Chastain and Zilm had a change of control occurred and the other requirements of the severance agreements been met and they resigned or had been terminated on December 31, 1994, other than for cause, are $324,224, and $180,102, respectively.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board establishes the general compensation policies of the Company and the compensation plans and specific compensation levels for executive officers. The Compensation Committee was comprised during fiscal 1994 of Messrs. Butler, Crimmins, Jones and Walker. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board.

     In accordance with recently adopted rules designed to enhance disclosure of companies' policies toward executive compensation, the following is a report submitted by the Compensation Committee members addressing the Company's compensation policy as it related to the named executive officers for fiscal 1994.

     The Company's objective is to ensure that executive compensation be directly linked to ongoing improvement in corporate performance and increasing shareholder value. The following objectives are guidelines for compensation decisions:

     JOB CLASSIFICATION. The Company assigns a job grade to each salaried position, and each job grade has a salary range which is based on national salary surveys. These salary ranges are reviewed annually to determine parity with national compensation trends, and to ensure that the Company maintains a competitive compensation structure.

     COMPETITIVE SALARY BASE. Actual salaries are based on individual performance contributions within a competitive salary range for each position established through job evaluation and market comparisons. The salary of each subsidiary president and corporate officer, except the chief executive officer, is reviewed annually by the chief executive officer who may recommend an increase for approval by the Compensation Committee. The chief executive officer's salary is determined by the Board based on a review and recommendation by the Compensation Committee. The chief executive officer's base salary was not increased in 1994.

     ANNUAL INCENTIVE COMPENSATION. The Company's officers are eligible to participate in an annual incentive compensation plan with awards based primarily on achievement of performance targets for net earnings. This objective focuses corporate decisions toward consistent and steady earnings growth. Awards are subject to decrease or increase on the basis of the Company's performance and at the discretion of the Compensation Committee. The Company did not achieve its financial performance objectives for 1994 resulting in no incentive awards for any of the Company's officers.

     STOCK OPTION PROGRAM. The purpose of this program is to provide additional incentives to employees to work to maximize shareholder value. The stock option program may utilize vesting periods to encourage key employees to continue in the employ of the Company. The number of options granted is determined by the subjective evaluation of the executive's ability to influence the Company's long-term growth and profitability. All options are granted at the current market price at the time of the grant. The Compensation Committee, which must include at least three outside directors, works to achieve overall compensation objectives for key employees.

     The Compensation Committee believes that its objectives of linking executive compensation to corporate performance results in alignment of compensation with corporate goals and shareholder interest. When performance goals are met or exceeded, shareholders' value is increased and executives are rewarded commensurately. The Committee believes that compensation levels during 1994 adequately reflect the Company's compensation goals and policies.

                             Compensation Committee

                             Michael T. Crimmins, Chairman
                             Richard C. Butler
                             Harry D. Jones
                             Mark E. Walker

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The 1988 Stock Option Plan has been administered by the Compensation Committee consisting of Messrs. Crimmins, Walker, Butler and Jones, since August 1, 1993. Mr. Jones acts as a consultant to the Company.

                              COMPANY PERFORMANCE

     The following graph shows a five year comparison of cumulative total returns for the Company, the Dow Jones Diversified Industrials Index, and the Dow Jones Equity Market Index. The comparison assumes $100 was invested December 31, 1989, in the Company's Common Stock and in each of the foregoing indices and assumes the reinvestment of dividends.

PERFORMANCE GRAPH

     The following performance graph compares cumulative total stockholder returns on the Company's common stock compared to the Dow Jones Equity Market Index and the Dow Jones Industrial Diversified Sector calculated at the end of each fiscal year, December 31, 1990 through December 31, 1994. The graph assumes $100 was invested on December 31, 1989, in the Company's Common Stock and each of referenced indices and assumes reinvestment of dividends.


                                    (GRAPH)





            Measurement Period                            Kinark          Dow Jones Equity               Dow Jones Industrial
           (Fiscal Year Covered)                        Corporation         Market Index                  Diversified Sector
           ---------------------                        -----------         ------------                  ------------------
                   1989                                     100                 100                              100
                   1990                                      84                  96                               93
                   1991                                     213                 127                              115
                   1992                                     100                 138                              134
                   1993                                      79                 152                              164
                   1994                                      68                 153                              150

                                                        KINARK CORPORATION
                                                     STOCK RETURN CALCULATION

                                                           KINARK STOCK


                                                SHARE                                                  WEIGHTED
      DATE                                      PRICE                        RETURN                     VALUE
      ----                                      -----                        ------                    --------
31-Dec-89                                       4.75                             0%                      100.0
31-Dec-90                                      4.016                         -15.5%                       84.5
31-Dec-91                                     10.141                         152.5%                      213.5
30-Dec-92                                      4.766                         -53.0%                      100.3
31-Dec-93                                      3.766                         -21.0%                       79.3
31-Dec-94                                       3.25                         -13.7%                       68.4

                                                   DOW JONES EQUITY MARKET INDEX

31-Dec-89                                     357.68                             0%                      100.0
31-Dec-90                                     343.64                          -3.9%                       96.1
31-Dec-91                                     455.10                          32.4%                      127.2
30-Dec-92                                     494.27                           8.6%                      138.2
31-Dec-93                                     543.43                           9.9%                      151.9
31-Dec-94                                     547.62                           0.8%                      153.1

                                              DOW JONES INDUSTRIAL DIVERSIFIED SECTOR

31-Dec-89                                     315.52                             0%                      100.0
31-Dec-90                                     293.28                          -7.0%                       93.0
31-Dec-91                                     363.14                          23.8%                      115.1
30-Dec-92                                     422.57                          16.4%                      133.9
31-Dec-93                                     516.34                          22.2%                      163.6
31-Dec-94                                     473.58                          -8.3%                      150.1

                           RELATED PARTY TRANSACTIONS

     On July 1, 1993, the Company and Harry Jones entered into a Termination of Employment Agreement, providing for Mr. Jones' resignation as president and chief operating officer of the Company, effective July 31, 1993. Pursuant to this agreement, the Company canceled his stock options to acquire 5,000 shares and entered into a three year consulting arrangement with Mr. Jones.

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten-percent beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such reports furnished to the Company, the Company believes that, during the last fiscal year, its executive officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements, except for two executive officers who inadvertently failed to file in a timely manner Form 5s reporting the grant of 9,000 shares of Common Stock pursuant to the 1988 Stock Option Plan.


                              INDEPENDENT AUDITORS

     Deloitte & Touche audited the Company's financial statements for the fiscal year ended December 31, 1994, and the Board of Directors has approved the engagement of that firm to serve as the Company's auditors for 1995 and 1996. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Any proposals of stockholders intended to be considered by the Company for inclusion in the proxy materials for the 1996 Annual Meeting of Stockholders must be received by the Company by January 18, 1996. Such proposals should be directed to Kinark Corporation, Attention: Corporate Secretary, 7060 South Yale Avenue, Tulsa, Oklahoma 74136. No stockholder proposals were received for inclusion in this Proxy Statement.

                                 OTHER MATTERS

     Management is not aware of any other business to be presented at the meeting. However, should any additional matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment. The enclosed proxy confers discretionary authority to take action with respect to any additional matters which may come before the meeting.

     All expenses in connection with solicitation of proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally by telephone, telecopy or telegraph by Company officers and employees. The Company has also retained Morrow & Co., Inc., 909 Third Avenue, New York, New York 10022-4799, to assist in such solicitation for a fee of $7,500 plus customary out-of-pocket expenses. Brokers, banks, nominees, fiduciaries and other custodians will be requested to solicit beneficial owners of shares and will be reimbursed for their expenses.

     Mellon Securities Transfer Services has been retained to receive and tabulate proxies and to provide representatives to act as inspectors of election for this Annual Meeting of Stockholders.

                       By order of the Board of Directors




                       Carolyn A. Fredrich, Secretary


Tulsa, Oklahoma
April 17, 1995

                                                                      APPENDIX A


                               KINARK CORPORATION

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF THE DIRECTORS
            For the Annual Meeting of Stockholders on May 17, 1995

     The undersigned, a stockholder of record of Kinark Corporation (the "Company") on March 20, 1995 (the "Record Date"), hereby appoints Paul R. Chastain and Carolyn A. Fredrich, or either of them with full power of substitution, as proxies for the undersigned, to vote all shares of common stock, $.10 par value per share (the "Common Stock"), of the Company, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 17, 1995, and at any adjournments or postponements thereof, on the following matters.

     (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE REVERSE SIDE)


                                                        KINARK CORPORATION (LOGO)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER.  THE BOARD OF DIRECTORS
RECOMMENDS A VOTE "FOR ALL NOMINEES" IN ITEM 1.

1.  Election of the following                                     INSTRUCTIONS:  To vote FOR or WITHHOLD
nominees as Directors:  Richard                                   AUTHORITY to vote for the election
E. Baierlien, Richard C.                                          of all candidates, check the
Butler, Paul R. Chastain,                                         appropriate box hereon.  To withhold
Michael T. Crimmins, Harry D. Jones,                              authority to the election of any
and Mark E. Walker.                                               candidate(s), write the name(s) of
                                                                  such candidate(s) in the following
                                                                  space:
FOR all nominees       WITHHOLD
listed (except as      AUTHORITY                                  -----------------------------------
  marked to the     for all nominees                              IF NO BOX IS MARKED HEREON, THE
    contrary)           listed                                    UNDERSIGNED WILL BE DEEMED TO VOTE
                                                                  FOR EACH CANDIDATE EXCEPT THAT THE
      [ ]                 [ ]                                     UNDERSIGNED WILL NOT BE DEEMED TO
                                                                  CONSENT TO THE ELECTION OF ANY
                                                                  CANDIDATE WHOSE NAME IS WRITTEN
2.  In their discretion, upon such                                IN THE SPACE PROVIDED ABOVE.
other matters as may properly come
before the Annual Meeting.                                        Please sign below exactly as name appears on
                                                                  this Proxy.  If share are registered in more
                                                                  than one name, all such persons should sign.
                                                                  A corporation should in its full corporation
                                                                  name by a duly authorized officer, stating his
                                                                  title.  Trustees, guardians, executors and
                                                                  administrators should sign their official
                                                                  capacity, giving their full title as such.  If
                                                                  a partnership, please sign in the partnership
                                                                  name by authorized persons.  Make sure that the
                                                                  name on your stock certificate(s) is exactly as
                                                                  you indicate below.

                                                                  DATE:                                       , 1995
                                                                       ---------------------------------------

                                                                  --------------------------------------------------
                                                                                    (Signature)

                                                                  --------------------------------------------------
                                                                              (Signature if held Jointly)

                                                                  --------------------------------------------------
                                                                         (Title or authority (if applicable))

                                                                                **THIS IS YOUR PROXY CARD**

"PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"